Exhibit 5.1

June 16, 2021

Celldex Therapeutics, Inc.

Perryville III Building

53 Frontage Road, Suite 220

Hampton, NJ 08827

Re: Form S-8 Registration Statement of Celldex Therapeutics, Inc.

We have acted as counsel for Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 7,639,148 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to awards under the Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”).

In connection with rendering this opinion, we have examined: (i) the Plan; (ii) the restated certificate of incorporation of the Company, as amended; (iii) the amended and restated by-laws of the Company; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity of original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when issued and delivered upon the grant or exercise of awards in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lowenstein Sandler LLP

Lowenstein Sandler LLP